UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2015
AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

On July 31, 2015 American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM's financial results for the three and six months ended June 30, 2015. A copy of this press release is furnished as Exhibit 99.1.

SECTION 7 - REGULATION FD
Item 7.01 Regulation FD Disclosure

On July 31, 2015, AAM issued a press release regarding GM’s next generation full size pickup and SUV program. A copy of this press release is furnished as Exhibit 99.2.

AAM's 2015 Outlook:

•
AAM is revising its sales outlook for the full year 2015 to a range of $3.9 billion - $3.95 billion, down from the initial outlook of $4.0 billion - $4.1 billion.  The primary driver for this reduction in AAM’s sales target for the full year 2015 is the impact of lower metal market pass-throughs and foreign currency translation. AAM estimates that 2015 sales will be adversely impacted by approximately $100 million to $125 million for the combined effect of these two factors as compared to the assumptions underlying AAM’s initial outlook.  AAM’s revised 2015 sales outlook also reflects the impact of a launch delay in a customer program.

•
AAM’s revised 2015 sales outlook is based on the anticipated launch schedule of programs in AAM's new and incremental business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales ("SAAR") is in the range of 16.5 million to 17.0 million light vehicle units for the full year 2015.

•	AAM is raising its 2015 earnings before interest, taxes, depreciation & amortization (EBITDA) target to a range of $560 million to $575 million (approximately 14.25% to 14.5% of sales).

•
AAM is targeting free cash flow for the full year 2015 of approximately $175 million. This revised free cash flow outlook for the full year 2015 reflects the impact of AAM’s revised sales and profitability outlook, as well as updated timing associated with the collection of government grants and rebilling tooling.

•	AAM is targeting full year capital spending in the range of 4.5% to 5.0% of sales in 2015.

AAM's Key Financial Targets for 2015 - 2017:

•	AAM key financial targets for 2015 - 2017 remain unchanged.

•
AAM is targeting annual sales to grow at a compounded annual growth rate in excess of 5% during the period from 2015 - 2017. This sales projection is based on the anticipated launch schedule of programs in AAM's new and incremental business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales ("SAAR") averages approximately 17.0 million light vehicle units during the period from 2015 to 2017.

•	AAM is targeting EBITDA margin in the range of 13% to 14% during the period from 2015 to 2017.

•	AAM’s target for the difference between EBITDA and capital spending during the period from 2015 to 2017 is in the range of 8% to 9% of sales.

•	AAM is targeting free cash flow in the range of 4% to 5% of sales during the period from 2015 to 2017.

•	AAM expects non-GM sales to range from 40% - 45% of total sales during the period from 2015 to 2017.

AAM's 2015 - 2017 New Business Backlog:

•
AAM’s revised estimate of its backlog of new and incremental business launching from 2015 through 2017 is estimated at approximately $875 million in future annual sales. This compares to the previous estimate of approximately $825 million for the same three-year time period.

•	AAM’s revised backlog estimate principally reflects a capacity expansion for a global light vehicle program in the China market.

•
Reflecting the change described above and a launch delay with one of our customer programs, AAM expects the revised launch cadence of the three-year backlog to be approximately $275 million in 2015, $225 million in 2016 and $375 million in 2017.

•
AAM’s new and incremental business backlog includes product programs that feature new and innovative product technologies including: AAM’s industry first EcoTrac® Disconnecting Driveline System; AAM’s high efficiency technologies; e-AAM™ hybrid and electric driveline systems; and AAM’s SYLENT technology designed to reduce an aluminum driveshaft’s tendency to amplify noise and vibration.

•
Approximately 60% of AAM’s new and incremental business backlog for 2015 - 2017 is for customers other than GM. This includes new and expanded orders supporting multiple global premium vehicle manufacturers including Fiat Chrysler Automotive, Jaguar Land Rover, Nissan, Ford, Mercedes Benz, Daimler Truck, Honda, Isuzu and others.

•
Approximately 75% of AAM’s new and incremental business backlog for 2015 - 2017 is for passenger car and crossover vehicle programs, including four applications featuring AAM’s EcoTrac® Disconnecting Driveline System.

•
Approximately 90% of AAM’s new and incremental business backlog for 2015 - 2017 is for programs sourced outside of the United States, with approximately 60% for end use markets outside of the United States. These awards support AAM’s continued expansion in the markets of Asia and Europe.

Cautionary Statements
In this earnings release and form 8-K, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), formerly known as Chrysler Group LLC, or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA); our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to successfully implement upgrades to our enterprise resource planning systems; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; global economic conditions; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations);

our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences; price volatility in, or reduced availability of, fuel; our ability to consummate and integrate acquisitions and joint ventures; our ability to attract and retain key associates; our ability to protect our intellectual property and successfully defend against assertions made against us; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated	July 31, 2015

99.2	Press release dated	July 31, 2015

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	July 31, 2015	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

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